As Filed with the Securities and Exchange Commission on March 12, 2014	Registration No. 333-189770

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-1212923 (I.R.S. Employer Identification No.)

6440 Flying Cloud Drive, Suite 101
Eden Prairie, MN 55344
(Address of Principal Executive Offices, Including Zip Code)

2012 STOCK PLAN
(Full title of plan(s))

Alan Shuler

Chief Financial Officer

ProUroCare Medical Inc.

6400 Flying Cloud Dr., STE 101

Eden Prairie, MN 55344

(952) 476-9093
(Name, address and telephone number,
 including area code, of agent for service)

Copy to:

Timothy S. Hearn

Dorsey & Whitney LLP

50 South 6th Street, Suite 1500
Minneapolis, MN 55402-1498

(612) 340-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE —DEREGISTRATION OF SECURITIES

On July 2, 2013, ProUroCare Medical Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (Registration No. 333-189770) (the “Registration Statement”) registering 500,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), to be offered and sold pursuant to the 2012 Stock Plan.

The Company is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister and remove from registration all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on this 12th day of March, 2014.

PROUROCARE MEDICAL INC.

By:	/s/ Stanton D. Myrum
	Name:	Stanton D. Myrum
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stanton D. Myrum	Chief Executive Officer and Director	March 12, 2014
Stanton D. Myrum	(Principal Executive Officer)

/s/ Alan G. Shuler	Chief Financial Officer	March 12, 2014
Alan G. Shuler	(Principal Financial and Accounting Officer)

/s/ James L. Davis	Chairman and Director	March 12, 2014
James L. Davis

/s/ Scott E. Smith	Director	March 12, 2014
Scott E. Smith

/s/ David Kaysen	Director	March 12, 2014
David Kaysen